                                                              Exhibit 10.3(1)(b)


                                 FIRST AMENDMENT
                                       TO
                             A. H. BELO CORPORATION
                      EMPLOYEE SAVINGS AND INVESTMENT PLAN
                     (As Restated Effective January 1, 1998)


         A. H. Belo Corporation, a Delaware corporation (the "Company"), pursuant to authority of the Compensation Committee of the Board of Directors, adopts the following amendments to the A. H. Belo Corporation Employee Savings and Investment Plan (the "Plan"):

         1. The first sentence of Section 3.1(b) of the Plan ("Modification and Suspension of Deferral Contributions") is amended in its entirety to read as follows:

         A Participant may increase or decrease the amount of his Deferral Contributions during the Plan Year, provided that only one such modification may be made during each calendar month of the Plan Year.

         2. The first sentence of Section 3.5 of the Plan ("Investment of Contributions") is amended in its entirety to read as follows:

         Participating Employer matching contributions will be invested by the Trustee pursuant to the Trust Agreement solely in shares of Company Stock, provided, however, that from and after January 1, 1994, a Participant who has attained age 55 may direct the Trustee to transfer all or any portion of his Matching Contribution Account balance to, and to invest all or any portion of the Participating Employer matching contributions made on his behalf after his 55th birthday in, any other investment fund established under the Trust Agreement.

         3. Section 6.2 of the Plan is amended in its entirety to read as follows:

            6.2 Withdrawals.

                (a) After Age 59-1/2. A Participant who has not terminated employment may request a distribution from his Accounts if he has reached age 59-1/2. A Participant who is a director, officer or principal stockholder of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934 may exercise the foregoing withdrawal right only in accordance with rules and procedures established from time to time by the Committee. All other Participants may exercise their withdrawal rights at any time or times during the Plan Year.

                    (b) Former Journal Broadcasting Employees. A Participant who, on December 31, 1997, was a participant in the Journal Broadcasting 401(k) Plan may withdraw, in accordance with rules and procedures established from time to time by the Committee, all or any portion of his Transfer Account attributable to his after-tax contributions and rollover contributions that were transferred to the Plan from the Journal Broadcasting 401(k) Plan effective January 1, 1998.

         4. Section 6.3(e) of the Plan ("Source of Hardship Distributions") is deleted from the Plan.

         5. The second sentence of Section 6.4 of the Plan ("Distribution Procedures") is amended in its entirety to read as follows:

         Distributions pursuant to Sections 6.2(a) and 6.3 will be made pro rata from each of the Participant's Accounts, provided, however, that in the case of a hardship distribution under Section 6.3, the cumulative amount distributed to a Participant from his Deferral Contribution Account will not exceed the amount of his Deferral Contributions that have not been previously withdrawn (but not the income allocable to his Deferral Contributions).

         6. Section 6.5(f) of the Plan is amended in its entirety to read as follows:

            (f) Source of Loans. All loans will be made pro rata from each of the Participant's Accounts.

         7. The amendment set forth in paragraph 3 above will be effective as of January 1, 1998. The remaining amendments will be effective as of July 1, 1998.

            Executed at Dallas, Texas, this 30 day of July, 1998.



                                             A. H. BELO CORPORATION







                                             By /s/ Marian Spitzberg
                                               ---------------------------------
                                               Name: Marian Spitzberg
                                               Title: Secretary


                                      -2-